Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 28, 2005 on the financial statements of IAS Communications Inc. as of April 30, 2005 that are included in the Form 10-KSB, which is included, by reference in the Company’s Form S-8.

/s/ “Manning Elliott”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 28, 2004